As filed with the Securities and Exchange Commission on August 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIVIERA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-5121920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Travis St.

Houston, Texas 77002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Riviera Resources, Inc. 2018 Omnibus Incentive Plan

(Full title of the plan)

David B. Rottino

Riviera Resources, Inc.

600 Travis St.

Houston, Texas 77002

(Name and address of agent for service)

(281) 840-4000

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Julian J. Seiguer

Brooks W. Antweil

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,955,828 (1)	$17.35	$68,633,616	$8,545

(1)

Represents shares of common stock, par value $0.01 per share (the “Common Stock”), of Riviera Resources, Inc. (the “Registrant”) reserved for issuance under the Riviera Resources, Inc. 2018 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock of the Registrant as may become issuable pursuant to the adjustment provisions of the Plan.

(2)	There is currently no market for the Common Stock. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

a)	The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act (File No. 333-225927) on July 26, 2018, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-225927), originally filed with the Commission on June 27, 2018 (as amended, including all exhibits, the “Form S-1”); and

b)	The description of the Registrant’s Common Stock contained in the Form S-1.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The following descriptions of the Company’s certificate of incorporation and bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the certificate of incorporation and bylaws, respectively, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement on Form S-8 and incorporated by reference herein.

Authorized Capitalization

The Company’s authorized capital stock consists of 300,000,000 shares, which includes 270,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to the rights granted to any holders of preferred stock, holders of the shares of the Common Stock are entitled to dividends in the amounts and at the times declared by the board of directors of the Company (the “board of directors”) in its discretion out of any assets or funds of the Company legally available for the payment of dividends. The Company is incorporated in Delaware and is governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the Company’s stockholders. There are no cumulative voting rights for the election of directors, which means that the holders of a majority of the shares of the Common Stock are entitled to elect all of the Company’s directors, unless the number of nominees for director exceeds the number of directors to be elected, in which case, the directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Liquidation Rights. Except as otherwise required by the bylaws or certificate of incorporation, the Common Stock has all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law (the “DGCL”) in relation to rights upon liquidation.

Fully Paid. All of the outstanding shares of Common Stock are fully paid and nonassessable. The holders of the Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and the Common Stock are not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the terms of the certificate of incorporation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

No shares of preferred stock were issued and outstanding as of August 7, 2018.

Directors

The board of directors consists of one or more directors, and is comprised of six directors as of August 7, 2018. The number of directors may be fixed from time to time by a resolution adopted by the board of directors. Each director to be elected by stockholders will be determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of the Company’s voting stock.

All directors are in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the certificate of incorporation, any action required to be taken at any annual or special meeting of the Company’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of the outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the stock entitled to vote thereon were present and voted.

Anti-Takeover Effects of the Certificate of Incorporation, Bylaws and Delaware Law

The certificate of incorporation, the bylaws and Delaware statutory law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Undesignated Preferred Stock

The authority possessed by the board of directors to issue preferred stock could potentially be used to discourage attempts by third-parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. There are no current agreements or understandings with respect to the issuance of preferred stock and the board of directors has no present intention to issue any shares of preferred stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the voting power of the outstanding capital stock of the Company.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The certificate of incorporation and bylaws grant to the board of directors the power to adopt, amend, restate or repeal the bylaws, provided that until the earlier of a listing of the capital stock on a national exchange and the consummation of an initial public offering, none of the provisions regarding information rights, affiliate transactions, transactions requiring stockholder approval, or amendments to the bylaws may be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by 66 2/3% of the Common Stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Delaware Anti-Takeover Law

The Company is not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are quoted for trading on the OTC Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by the board of directors before the date the interested shareholder attained that status;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Newly Created Directorships and Vacancies on the Board of Directors

Under the bylaws, any vacancies on the board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by the board of directors upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of the board of directors or by a sole remaining director, or by a majority vote of the Common Stock, at either a special meeting of the stockholders or by written consent.

No Cumulative Voting

The certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Exclusive Forum

The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) are, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws of the Company, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitation of Liability of Directors

The certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the Company’s and its stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

The Company may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. The Company has entered into indemnity agreements with each of the directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, LLC.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The certificate of incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The certificate of incorporation provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. The Company will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

The Company maintains liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such. The Company has entered into indemnity agreements with each of the directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Plan provides that the committee of the board of directors that administers the Plan and all members thereof are entitled to, in good faith, rely or act upon any opinion or computation furnished to them by any legal counsel, consultants or any other agents assisting in the administration of the Plan. To the maximum extent permitted by applicable law, members and former members of the committee and any officer or employee of the Company or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Incorporation of Riviera Resources, Inc.

4.2	Bylaws of Riviera Resources, Inc.

5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

10.1	Riviera Resources, Inc. 2018 Omnibus Incentive Plan.

10.2	Form of Performance-Vesting Stock Unit Agreement pursuant to the Riviera Resources, Inc. 2018 Omnibus Incentive Plan.

10.3	Form of Restricted Stock Unit Agreement pursuant to the Riviera Resources, Inc. 2018 Omnibus Incentive Plan.

10.4	Form of Indemnity Agreement between Riviera Resources, Inc. and the directors and officers of Riviera Resources, Inc.

23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of DeGolyer and MacNaughton—LINN Energy.

23.4	Consent of DeGolyer and MacNaughton—Roan.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 7, 2018.

RIVIERA RESOURCES, INC.

By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David B. Rottino, James G. Frew and Darren Schluter, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ David B. Rottino David B. Rottino	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2018

/s/ James G. Frew James G. Frew	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 7, 2018

/s/ Darren R. Schluter Darren R. Schluter	Executive Vice President, Finance, Administration and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2018

/s/ Matthew Bonanno Matthew Bonanno	Director	August 7, 2018

/s/ Philip Brown Philip Brown	Director	August 7, 2018

/s/ C. Gregory Harper C. Gregory Harper	Director	August 7, 2018

/s/ Evan Lederman Evan Lederman	Director	August 7, 2018

/s/ Andrew Taylor Andrew Taylor	Director	August 7, 2018